Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, National Trust 303, California Trust 194 and Maryland Trust 124:

We consent to the use of our report dated May 15, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
May 15, 2002